UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Veri-Tek International, Corp.

(Exact name of Registrant as specified in its charter)

Michigan	42-1628978
(State of incorporation or organization)	(IRS Employer Identification No.)

50120 Pontiac Trail Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Registration No. 333-118830

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, no par value, of Veri-Tek International, Corp. (the “Registrant”) to be registered hereunder is contained under the caption, “Description of Capital Stock” in the Prospectus constituting a part of the registration statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on September 3, 2004, as amended (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Document Description

3.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-118830).

3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-118830).

4.1	Specimen stock certificate for shares of the Registrant’s Common Stock, incorporated by reference to Exhibit 4.2 in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-118830).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Veri-Tek International, Corp.

Date: January 3, 2005

By: /s/ Todd C. Antenucci

Todd C. Antenucci

President

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